SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Earliest Event Reported
September 16, 2008
Environmental Tectonics Corporation
(Exact name of registrant as specified in its charter)
Pennsylvania
(State or other jurisdiction of incorporation of organization)

1-10655	23-1714256
(Commission File Number)	(IRS Employer Identification Number)

County Line Industrial Park
Southampton, Pennsylvania	18966
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (215) 355-9100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On September 16, 2008, Environmental Tectonics Corporation (the “Company”) was advised by the American Stock Exchange (“AMEX”) that it had accepted the Company’s Compliance Plan (the “Plan”), and agreed to continue the listing of the Company’s common stock through at least March 16, 2009, subject to the Company attaining certain milestones. The Plan had been submitted on July 31, 2008 in response to a letter received from AMEX on July 2, 2008 stating that the Company was not in compliance with Section 1003 of the AMEX Company Guide. Specifically, the Company is not in compliance with Section 1003(a)(i) of the AMEX Company Guide with stockholders’ equity of less than $2,000,000 and losses from continuing operations and net losses in two out of its three most recent fiscal years, Section 1003(a)(ii) of the AMEX Company Guide with stockholders’ equity of less than $4,000,000 and losses from continuing operations and net losses in three out of its four most recent fiscal years, and Section 1003(a)(iii) of the AMEX Company Guide with stockholders’ equity of less than $6,000,000 and net losses in its five most recent fiscal years. This non-compliance by the Company with Section 1003 of the AMEX Company Guide made the Company’s common stock subject to being delisted from AMEX.
     The Company has been granted an extension until March 16, 2009 to regain compliance with the continued listing standards and must meet certain milestones during that timeframe. The Company will be subject to periodic review by AMEX Exchange Staff during the extension period. Failure to make progress consistent with the Plan or to regain compliance with the continued listing standards by the end of the extension period could result in the Company being delisted from the AMEX.
     As a consequence of falling below the continued listing standards of the AMEX Company Guide, the Company will be included in a list of issuers that are not in compliance with AMEX’s continued listing standards. Additionally, an indicator will be added to the Company’s trading symbol noting the Company’s non-compliance with the continued listing standards of the AMEX Company Guide until such time as the Company regains compliance with the applicable listing standards.
     A copy of the press release issued by the Company on September 19, 2008 disclosing AMEX’s acceptance of the Plan is filed as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.
          The following exhibits are furnished or filed in accordance with Item 601 of Regulation S-K:
          99.1 Press Release dated September 19, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENVIRONMENTAL TECTONICS CORPORATION Registrant
Date: September 22, 2008	By	/s/ Duane D. Deaner
Duane D. Deaner
Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release dated September 19, 2008.